UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2021

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102 Fresno, CA	93722
(Address of principal executive offices)	(Zip Code)

(559) 271-5984

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.01 Changes in Control of Registrant.

On September 8, 2021, as a result of a private transactions, 10,000,000 shares of Series A-1 Preferred Stock, $0.001 par value per share (the “Shares”) of Health Revenue Assurance Holdings, Inc., a Nevada corporation (the “Company”), were transferred from Custodian Ventures, LLC to AmeriGuard Security Services, Inc. (the “Purchaser”). As a result, the Purchaser became holders of approximately 91% of the voting rights of the issued and outstanding share capital of the Company on a fully-diluted basis of the Company, and became the controlling shareholder. The consideration paid for the Shares was $450,000. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, David Lazar released the Company from all debts owed to him and/or Custodian Ventures, LLC.

Other than as described below, there are no arrangements or understandings among both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2021, the existing director and officer resigned immediately. Accordingly, David Lazar, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the transfer, Lawrence Garcia consented to act as the new Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director of the Company,

Lawrence Garcia, Chairman/CEO – From January 2002 to the present, Mr. Garcia has acted as Owner/Operator/Qualified Manager of AmeriGuard Security Services, Inc – Fresno, CA. It is licensed by the state of California Bureau of Security and Investigative Services (BSIS). In Charge of all decision making, managing and strategic planning for the entire company. Responsible for Sales & Marketing for all new and existing contracts. Contract manager at multiple facilities throughout U.S. Liaison between employees and management. Developed company in 10+ years from a 30+ employee local guard company to in excess of 500+ employees with operations throughout the United States. Fully qualified security officer, Guard Card, Firearm Permit, Baton Permit, Chemical Mace, First Aid/CPR, EMT, PC8-32, Level 3 Post Certificate, Search and Seizure Qualifications, basic laws to arrest, Concealed Weapons Permit and holder of Federal Firearms License (FFL). Diversified the business to include Alarm System installations (AmeriGuard Security Systems) and a Security Officer Training Academy (The Training Point).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	STOCK PURCHASE AGREEMENT, dated September 8, 2021, by and between Custodian Ventures,. LLC and AmeriGuard Security Services, Inc.
99.2	DIRECTORS RESOLUTIONS, dated September 8, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 9, 2021

HEALTH REVENUE ASSURANCE HOLDINGS, INC.

/s/ Lawrence Garcia
By:	Lawrence Garcia
Title:	CEO

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